Exhibit 10.17

EIGHTH AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

This Eighth Amended and Restated Investor Rights Agreement (this “Agreement”) is entered into as of August 30, 2004 by and among Sunesis Pharmaceuticals Incorporated, a Delaware corporation (the “Company”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership (“Alexandria”), the holder or holders of that certain warrant, dated May 10, 1998, to purchase 175,000 shares (the “Warrant Stock”) of the Company’s Common Stock, and the holders of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), Series B Preferred Stock (the “Series B Preferred Stock”), Series C Preferred Stock (the “Series C Preferred Stock”) and Series C-1 Preferred Stock (“Series C-1 Preferred Stock”) listed on Exhibit A attached hereto (collectively with Alexandria, the “Prior Investors”) and the purchaser of the Company’s Series C-2 Preferred Stock, Biogen Idec MA, a Massachusetts corporation (the “Additional Investor”).  The Prior Investors and the Additional Investor are collectively referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

A.            The Prior Investors hold shares of the Company’s Warrant Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and/or Series C-2 Preferred Stock (“Shares”) and possess registration and other rights pursuant to the Seventh Amended and Restated Investor Rights Agreement dated December 18, 2002 (the “Prior Agreement”);

B.            The Company and the Prior Investors desire to amend and restate the Prior Agreement to provide the holders of the Warrant Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series C-1 Preferred Stock with the rights pursuant to this Agreement in lieu of the rights granted under the Prior Agreement;

C.            The Company proposes to sell and issue up to two million nine hundred sixteen thousand six hundred and sixty-seven (2,916,667) shares of its Series C-2 Preferred Stock (the “Series C-2 Preferred Stock”) pursuant to the Series C-2 Preferred Stock Purchase Agreement of even date herewith by and between the Company and the Additional Investor (the “Purchase Agreement”);

D.            As a condition of entering into the Purchase Agreement, the Additional Investor has requested that the Company extend to it registration rights, information rights and other rights as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Prior Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto agree as follows:

1.             Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

1.1           “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.2           “CSFBEP” shall mean Credit Suisse First Boston Equity Partners, L.P., a Delaware limited partnership.

1.3           “Holder” shall mean the Investors holding Registrable Securities or securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Agreement have been transferred in accordance with Section 3.9 hereof.

1.4           “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold at least 50% of the Registrable Securities, or 30% of the Common Stock issuable upon conversion of the Series C Preferred Stock.

1.5           “Preferred Stock” shall mean shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock.

1.6           “Registrable Securities” means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock (the “Conversion Stock”) (ii) any Common Stock of the Company issued or issuable with respect to, or in exchange for or in replacement of, the Conversion Stock or other securities convertible into or exercisable for the Preferred Stock upon any stock split, stock dividend, recapitalization, or similar event, (iii) the Warrant Stock and any shares of Common Stock issued or issuable with respect to, in exchange for or in replacement of, the Warrant Stock or other securities convertible into or excisable for the Warrant Stock upon any stock split, stock dividend, recapitalization or similar event; (iv) any Common Stock issued or issuable to any of the Investors with respect to the securities held by such Investors by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any Common Stock or shares of voting common stock issuable upon conversion, exercise or exchange thereof and (v) for the purposes of Section 3.2 only, all shares of Common Stock originally issued to James Wells and Jonathan Ellman; provided however, that shares of Common Stock or other securities shall only be treated as Registrable Securities of a Holder for the purposes of this Agreement (A) if and so long as they have not been sold by such Holder to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) prior to the date such securities have been sold or are all available for immediate sale in the opinion of counsel to the Company in a transaction exempt from the prospectus delivery requirements of the Securities Act so that all transfer restrictions and legends with respect thereto are removed upon the consummation of such sale.

1.7           The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

1.8           “Registration Expenses” shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 3.1, 3.2 and 3.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, reasonable fees and disbursements of counsel for the Company, fees and disbursement of one counsel to the Holders, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding Selling Expenses).

1.9           “Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof.

1.10         “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.11         “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the securities registered by the Holders.

2.             Transferability.

2.1           Restrictions on Transferability.  The Shares and the Registrable Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act.  The Investors shall cause any proposed purchaser, assignee, transferee, or pledgee of the Shares or the Registrable Securities held by the Investors to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

2.2           Restrictive Legend.  Each certificate representing (i) the Shares, (ii) the Registrable Securities and (iii) any other securities issued in respect of the Shares or the Registrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR SIMILAR RULE OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

The Investors and Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Shares or the Registrable Securities in order to implement the restrictions on transfer established in this Section 2.

2.3           Notice of Proposed Transfers.  The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3.  Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by the Investors to any of their shareholders, partners, or retired partners, or to the estate of any of their shareholders, partners or retired partners, (iii) a transfer to an affiliated fund, partnership or company, which is not a competitor of the Company, subject to compliance with applicable securities laws, or (iv) transfers in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such rule), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge.  Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company.  Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and in the reasonable opinion of the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

2.4           Removal of Restrictions on Transfer of Securities.  Any legend referred to in Section 2.2 hereof stamped on a certificate evidencing (i) the Shares, (ii) the Registrable Securities or (iii) any other securities issued in respect of the Shares or the Registrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event and the stock transfer instructions and record notations with respect to such security shall be removed and the Company shall issue a certificate without such legend to the holder of such security if such security is registered under the Securities Act, or if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such security may be made without registration under the Securities Act or (iii) such holder provides the Company with reasonable assurances, which may, at the reasonable option of the Company, include an opinion of counsel satisfactory to the Company, that such security can be sold pursuant to Section (k) of Rule 144 under the Securities Act.

3.             Registration Rights.

3.1           Requested Registration.

(a)           Requested Registration.  Subject to the provisions of this Section 3.1(a), if at any time (x) holders of more than 50% of the shares of Registrable Securities request that the Company (A) file a registration statement for at least 30% of the shares of Registrable Securities or (B) effect a registration in which the anticipated aggregate proceeds, net of underwriting discounts and commissions, would exceed $10,000,000; or (y) holders of 30% or more of the shares of Series C Preferred Stock request (but not before six months after the effective date of the Company’s first registered public offering of its stock pursuant to a firm commitment underwritten offering) that the Company (A) file a registration statement for at least 30% of the Common Stock issued upon conversion of the Series C Preferred Stock or (B) effect a registration in which the anticipated aggregate proceeds of which, net of underwriting discounts and commissions, would exceed $10,000,000, the Company will:

(i)            within ten days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii)           as soon as practicable and in any event within 60 days, use commercially reasonable efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after the date of such written notice from the Company;

provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3.1:

(1)           Prior to the earlier of June 30, 2006, or the date six months following the effective date of the Company’s first registered public offering of its stock, pursuant to a firm commitment underwritten offering;

(2)           In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(3)           During the period starting with the date 60 days prior to the Company’s good faith estimated date of filing of, and ending on the date 180 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan, in which case there shall be no such limitation on the Company’s obligation, or with respect to the Company’s first registered public offering of its stock in which case the period shall end on the date six months following the effective date of the registration statement), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(4)           After the Company has effected two such registrations pursuant to Section 3.1(a)(x) or two such registrations pursuant to Section 3.1(a)(y), respectively, it being understood that (x) two or more registration statements filed in response to one request shall be deemed the exercise of one request only and (y) a request shall not have been deemed to be made unless a registration statement is filed and declared effective by the Commission for at least 30 days or until all Registrable Securities proposed to be distributed thereunder are so distributed.

(5)           If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use commercially reasonable efforts to register, qualify or comply under this Section 3.1 shall be deferred for a period not to exceed 120 days from the date of the written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any 12 month period; or

(6)           If such Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made under the provisions of Section 3.3 hereof.

Subject to the foregoing clauses (1) through (6), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

(b)           Underwriting.  In the event that a registration pursuant to Section 3.1 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 3.1(a)(i).  In such event, the right of any Holder to registration pursuant to Section 3.1 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 3.1, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter of recognized national standing selected for such underwriting by the Company and reasonably acceptable to a majority of the Holders that initiated such registration pursuant to Section 3.1(a)(x) or 3.1(a)(y), as the case may be. Notwithstanding any other provision of this Section 3.1, if the managing underwriter (or underwriters) determines that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of

Registrable Securities requested by such Holders to be included in such registration statement or in such other manner as shall be agreed to by the Company and Holders of at least 66 2/3% of the Registrable Securities proposed to be included in such registration.  No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.  In no event shall the number of Registrable Securities underwritten in an offering be limited unless and until all shares held by persons other than the Holders of Registrable Securities are completely excluded from such offering.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders.  The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.  The Company may impose stop transfer instructions with its transfer agent in order to enforce the foregoing covenant.

3.2           Company Registration.

(a)           Notice of Registration.  If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction (iii) a registration pursuant to Section 3.1 hereof, or (iv) the initial public offering of the Company’s securities, the Company will:

(i)            promptly give to each Holder written notice thereof, and

(ii)           include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after the date of such written notice from the Company, by any Holder.

(b)           Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.2(a)(i).  In such event the right of any Holder to registration pursuant to this Section 3.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.

All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 3.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the number of shares of Registrable Securities that may be included in such registration by the Holders shall be reduced, but in no event shall the number of shares of Registrable Securities of the selling Holders included in the registration be reduced below twenty-five percent (25%) of the total amount of securities included in such registration.  The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of shares of Registrable Securities that may be included in the registration, and underwriting, shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in the registration statement.  To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest 100 shares.

If any Holder or Holders disapprove of the terms of any such underwriting, such Holder or Holders may elect to withdraw therefrom by written notice to the Company and the managing underwriter.  Any Registrable Securities and/or securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

(c)           Priority in Registration.  Notwithstanding anything in paragraphs (a) or (b) above to the contrary, if the managing underwriter of any underwritten offering covered by paragraphs (a) or (b) shall inform the Company in writing of its belief that the number or type of Registrable Securities requested to be included in such registration would materially and adversely affect such offering, then the Company shall include in such registration, to the extent of the number and type that the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, second, Registrable Securities requested to be included in such registration pro rata among the holders of the Preferred Stock and the Warrant Stock (other than shares of Common Stock originally issued to James A. Wells and Jonathan A. Ellman) and third, shares of Common Stock originally issued to James A. Wells and Jonathan A. Ellman requested to be included in such registration pro rata among such individuals on the basis of the percentage of the aggregate securities requested to be so included.

(d)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3.4 hereof.

3.3           Registration on Form S-3.

(a)           If any Holder or Holders holding at least 5% of the Registrable Securities requests that the Company file a registration statement on Form S-3, or any similar short form registration statement, for a public offering of Registrable Securities, the reasonably anticipated aggregate proceeds to the seller, net of underwriting discounts and commissions, would exceed $2,000,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall (i) promptly give to each Holder written notice of such Registration, (ii) include in such registration, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within 20 days after the date of such written notice from the Company and (iii) use commercially reasonable efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one such registration in any 12 month period.  The provisions of Section 3.1(b) shall be applicable to each registration initiated under this Section 3.3.

(b)           Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 3.3:  (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten days of the date of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within 60 days of the date of such request (other than with respect to a registration statement relating to a Rule 145 transaction, or an offering solely to employees); (iii) during the period starting with the date 60 days prior to the Company’s estimated date of filing of, and ending on the date six months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 120 days from the date of the request to file such registration by such Holder; provided, however, that the Company shall not exercise such right more than once in any 12 month period; or (v) if the Company has, within the 12 month period preceding the date of such request, already effected a registration pursuant to this Section 3.

3.4           Expenses of Registration.  All Registration Expenses incurred in connection with registrations pursuant to Sections 3.1, 3.2 and 3.3, exclusive of any Selling Expenses, shall be borne by the Company.  All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and among each other on the basis of the number of shares so registered; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 3.1, provided further, however, that if at the time of such withdrawal, the Holders have learned of a materially adverse change in the condition, business, or prospects of the Company that did not exist at the time of their request, and have withdrawn the request promptly following disclosure of such materially adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 3.1, if applicable.

3.5           Registration Procedures.  In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 3, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof.  At its expense the Company will:

(a)           Prepare and file with the Commission a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for at least 30 days or until the distribution described in the Registration Statement has been completed.

(b)           Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)           Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

(d)           Furnish, at the request of a majority in interest of Holders participating in the registration, on the date such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, and reasonably satisfactory to a majority in interest of the Holders requesting registration addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(e)           Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therein or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(f)            In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  Each holder participating in such underwriting shall also enter into and perform its obligations under such agreement.

(g)           Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h)           Cause all such Registrable Securities to be listed on each securities exchange on which similar securities of the Company are listed, or on such other nationally recognized securities exchange as agreed to by the Company and the Holders.

(i)            Take such other action as may be reasonably required to effect a registration and distribution, including causing its officers to participate in “road shows” and other information meetings organized by the underwriter of the Company.

3.6           Indemnification.

(a)           To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein, or the failure of such Holder to deliver a prospectus that was delivered to the Holder prior to a sale or sales by such Holder.

(b)           To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.  Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the public offering price of the shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement unless such liability resulted from willful misconduct by such Holder.  A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 3 providing for any indemnification or contribution on the part of such Holder greater than the Holder’s obligations under this Section 3.6(b).  Notwithstanding the preceding sentence, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering (“Underwriting Agreement”) are in conflict with the foregoing provisions, the provisions in the Underwriting Agreement shall control.

(c)           Each party entitled to indemnification under this Section 3.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)           If the indemnification provided for in paragraphs (a) through (c) of this Section 3.6 is unavailable or insufficient to hold harmless an Indemnified Party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each Indemnifying Party shall in lieu of indemnifying such Indemnified Party contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the Holder of such Registrable Securities, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c).  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters or the Holders of such Registrable Securities, on the other, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and each of the Holders agrees that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the Holders of such Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this paragraph, no Holder shall be required to contribute any amount in excess of the lesser of (i) the proportion that the public offering price of shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Holder for the sale of Registrable Securities covered by such registration statement; except in the case of willful misconduct by such Holder and (ii) the amount of any damages that they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission.  No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

(e)           If the Underwriting Agreement conflicts with the foregoing, the terms of the Underwriting Agreement shall prevail.

(f)            The obligations of the Company and Holders under this Section 3.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 3, and otherwise.

3.7           Information by Holder.  The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such

Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3.

3.8           Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use commercially reasonable efforts to:

(a)           Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after 90 days after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act.

(b)           File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c)           Register its Common Stock under Section 12 of the Exchange Act as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective.

(d)           So long as a Purchaser owns any Restricted Securities to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

3.9           Transfer of Registration Right.  The rights to cause the Company to register securities granted Holders under Sections 3.1, 3.2 and 3.3 may be assigned to (A) a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder of not less than 1,000,000 shares (subject to anti-dilution adjustment) of Registrable Securities (or, in the case of CSFBEP and its affiliates, of not less than 1,000,000 shares of Registrable Securities unless CSFBEP (and affiliates) is transferring all of its remaining shares of Registrable Securities), or (B) to any transferee or assignee (i) who is a constituent partner, shareholder or affiliate of a Holder or the estate of such constituent partner, constituent shareholder or affiliate, or (ii) with respect to the Warrant Stock, which is an affiliate, or which controls, is controlled by, or is under common control with Alexandria Real Estate Equities, Inc., provided that such transfer may otherwise be effected in accordance with applicable securities laws and provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted (including any restrictions as to volume) under the Securities Act.  For the purposes of determining the number of shares of Registrable Securities held by a transferor or assignor, or transferee or assignee, the holdings of affiliates of transferors or assignors, or transferees and assignees of a partnership who are partners or retired partners of such partnership, or of a corporation who are shareholders of such corporation (including spouses and ancestors, lineal descendants and siblings of such partners or shareholders or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or corporation.

3.10         Market Standoff Agreement.  In connection with the initial public offering of the Company’s securities, each Holder agrees not to sell, offer to sell, contract to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, transfer or hedge its ownership risks of any securities of the Company (other than those included in the registration) without the prior written consent of the Company and/or managing underwriters, as the case may be, for 180 days from the effective date of such registration provided that all officers and directors of the Company enter into similar agreements.  Each Holder agrees that the Company may impose stop transfer instructions in order to enforce the foregoing covenant.  Each Holder agrees to execute an agreement reflecting the foregoing as may be requested by the managing underwriters at the time of the Company’s initial underwritten public offering.

3.11         Termination of Registration Right.  The rights to notification and inclusion in Registration Statements granted under this Section 3 shall terminate on the earlier of (i) the fifth anniversary of the consummation of the first firm commitment underwritten public offering of the Company’s securities pursuant to an effective registration statement filed under the Securities Act or (ii) as to a given Holder, when such Holder (and its affiliates) can sell all of such Holder’s (and its affiliates) Registrable Securities in a 90 day period pursuant to Rule 144 under the Securities Act.  The rights to request a registration on Form S-3 under Section 3.3 shall terminate as to a given Holder, when such Holder can sell all of such Holder’s Registrable Securities in a 90 day period pursuant to Rule 144 under the Securities Act.

3.12         Limitations on Subsequent Registration Right.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 3.1 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders that is included or (b) to make a demand registration that could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in Section 3.1(a) or within 180 days of the effective date of any registration affected pursuant to Section 3.1(a).

4.             Investors’ Right of First Refusal.

4.1           Right of First Refusal upon Issuances of Securities by the Company.

(a)           The Company hereby grants, on the terms set forth in this Section 4.1, to each Investor who (with affiliates) holds at least 600,000 Shares of Conversion Stock (subject to anti-dilution adjustment) the right of first refusal to purchase all or any part of such Investor’s pro rata share of the New Securities (as defined in Section 4.1(b)) that the Company may, from time to time, propose to sell and issue. The Investors may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The pro rata share of each Investor, for purposes of this right of first refusal, is the ratio of the total number of shares of outstanding Common Stock held by such Investor, including any shares of Common Stock into which shares of Preferred Stock held by such Investor are convertible, to the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities (including any shares of Common Stock into which outstanding shares of Preferred Stock are convertible and assuming full conversion and exercise of all then outstanding convertible or exercisable securities).

(b)           “New Securities” shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided, however, that New Securities does not include (i) the Shares, (ii) the Conversion Stock, (iii) securities offered pursuant to a bona fide, firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act, (iv) securities issued pursuant to the acquisition of or by the Company by merger, purchase of substantially all of the assets or other reorganization which have been approved by the Board of Directors, (v) all shares of Common Stock or other securities issued or issuable to officers, directors, employees, scientific advisors or consultants of the Company pursuant to any plan or arrangement approved by the Board of Directors of the Company, (vi) securities issued, upon the approval of the Board of Directors of the Company, pursuant to agreements to license technology and/or provide sponsored research that have been approved by the Board of Directors, (vii) securities issued to lending, leasing or similar institutions pursuant to arrangements approved by the Board of Directors of the Company and (viii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities.

(c)           In the event the Company proposes to undertake an issuance of New Securities, it shall give to the Investors written notice (the “Notice”) of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, and a statement as to the number of days from the date of such Notice within which the Investors must respond to such Notice. The Investors shall have 20 days from the date of the Notice to purchase any or all of their pro rata portion of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms, or in any event no later than 30 days after the date of the Notice.

(d)           In the event the Investors fail to exercise in full the right of first refusal within said twenty (20) day period, the Company shall have 60 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 30 days from date of said agreement) to sell the New Securities as to which the Investors’ rights were not exercised at a price and upon general terms no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold the New Securities within said 60 day period (or sold and issued New Securities in accordance with the foregoing within 30 days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

(e)           The right of first refusal granted under this Section 4.1 shall expire upon:

(i)            The closing of the Company’s first bona fide firm commitment underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(ii)           For each Investor, the date on which such Investor (with its affiliates) no longer holds a minimum of 600,000 shares of Conversion Stock.

5.             Affirmative Covenants of the Company and the Investors. The Company hereby covenants and agrees as follows:

5.1           Financial Information. The Company will provide to the Investors, other than CSFBEP, who hold at least 400,000 shares of Conversion Stock and to CSFBEP so long as CSFBEP, or affiliates of CSFBEP (in combination with CSFBEP), holds at least (a) 25% of its initial investment in the Series C Preferred Stock, or the Common Stock issued upon conversion thereof or (b) 400,000 shares of Conversion Stock, the reports set forth below subject to Section 5.3.

(a)           As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year (or, at the election of the Company, setting forth in comparative form the budgeted figures for the fiscal year then reported), all in reasonable detail and audited by independent public accountants of national standing selected by the Company provided the Company’s Board of Directors has selected such accountants by the end of such fiscal year.

(b)           As soon as practicable after the end of each quarter, and in any event within 30 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such quarter prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the year to date, in reasonable detail.

(c)           As soon as practicable prior to the end of each fiscal year, and in any event no later than 30 days prior thereto, a fiscal year business plan and operating budget (including a description of intended uses of funds) for the Company and its subsidiaries, if any.

(d)           At such Holder’s expense, the right to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 5.1(a) to provide access to any information that it reasonably considers to be trade secret or similar confidential information.

5.2           Additional Information Rights of CSFBEP and others. In addition to the items required by Section 5.1 above, so long as CSFBEP holds at least 25% of its initial investment in the Series C Preferred Stock, or the Common Stock issued upon conversion thereof, the Company will provide to CSFBEP, International Biotechnology Trust plc (“IBT”), and Lombard Odier & Cie (“Lombard”), the following:

(a)           All information made available to the Company’s shareholders as soon as practicable after it is made available to the Company’s shareholders;

(b)           As soon as practicable after their creation, the management reports mutually agreed to by the Company and CSFBEP used by the Company to monitor the progress of the business of the Company;

(c)           As soon as practicable after receiving a written request from CSFBEP, any information reasonably requested by CSFBEP, provided, however, that the Company shall not be obligated pursuant to this Section 5.2(c) to provide access to any information that it reasonably considers to be trade secret or similar confidential information; and

(d)           Notwithstanding anything to the contrary, so long as CSFBEP holds any shares of Common Stock of the Company, the Company shall provide to CSFBEP all information provided to other non-affiliated shareholders of the Company holding the same, or lesser, number of shares of Common Stock as CSFBEP (computed at the time of distribution of such information).

Each of IBT and Lombard shall receive such information only so long as it continues to hold (including holdings of its affiliates) 100% of its initial investment in Series C Preferred Stock.

5.3           Assignment of Rights to Financial Information. The rights granted pursuant to Section 5.1 and 5.2 may not be assigned or otherwise conveyed by any Investor or by any subsequent transferee of any such rights without the prior written consent of the Company unless such transfer is made by a Holder (including CSFBEP) to a transferee who (with affiliates) holds or will immediately following such transfer hold greater than 400,000 shares of Conversion Stock or in the case of CSFBEP (and its affiliates), if it is selling its entire position in the Company.

5.4           Termination of Covenants. The covenants set forth in Sections 5.1, 5.2 and 5.3 shall terminate and be of no further force or effect upon the closing of the Company’s first firm commitment underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act or earlier as to a particular Investor on the date such Investor (with affiliates) no longer holds a minimum of 400,000 shares of Conversion Stock.

6.             Voting Agreement:  CSFBEP Director Management Rights.

(a)           Election of Series C Preferred Director. So long as CSFBEP and other entities with which it is under common control, directly or indirectly (collectively “CSFBEP Affiliates”) own at least 25% of the shares of Series C Preferred Stock (or Common Stock issued pursuant to conversion of such Series C Preferred Stock) purchased by CSFBEP (and its affiliates) pursuant to the Series C Preferred Stock Purchase Agreement, dated July 5, 2000 (the “Series C Purchase Agreement”), by and among the Company and the Purchasers, as such term is defined therein, the Investors agree that in all elections for the position of the Series C Preferred Director (the “Series C Director”) they will vote (or sign actions by written consent of the shareholders with respect to) all shares of Series C Preferred Stock of the Company held by them to elect one nominee chosen by CSFBEP. If the CSFBEP Affiliates own less than 25% of the shares of Series C Preferred Stock purchased by CSFBEP (and its affiliates) pursuant to the Series C Purchase Agreement, CSFBEP shall have the rights described in Section 6(c).

(b)           Relationship of Series C Director to CSFBEP. Notwithstanding the provisions of Section 6(a), the consent of the Company shall be required, such consent not to be unreasonably withheld, to nominate the nominee chosen by CSFBEP to fill the position of Series C Director, provided that, if the nominee is a managing director of Credit Suisse First Boston Advisory Partners, LLC, (“CSFB”) or its affiliates, no such consent shall be required. If the Series C Director is not a managing director at CSFBEP or its affiliates, CSFBEP shall have the rights described in Section 6(c).

(c)           Management Rights. CSFBEP shall have the right:

(i)            to appoint a non-voting representative (the “Observer”) to attend meetings of the Board of Directors of the Company, to change the nonvoting representative so appointed at any time and, upon the resignation of such representative for any reason, to reappoint such a representative. In addition, the Company shall provide CSFBEP with a copy of any materials to be distributed or discussed at such meetings at the same time as provided to members of the Board;

(ii)           to make proposals, recommendations and suggestions to the Company’s officers and directors relating to the business and affairs of the Company;

(iii)          to discuss the Company’s business and affairs with the Company’s officers, directors and independent accountants; and

(iv)          to have access to such other information relating to the affairs of the Company as CSFBEP may reasonably request, including, but not limited to, the

Company’s books, records and properties, provided that, access to highly confidential proprietary information and facilities need not be provided.

(d)           CSFBEP agrees, and any representative of CSFBEP will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this Agreement.

7.             Other Agreement: CSFBEP Director. To the extent the Series C Director is not an employee or affiliate of CSFB, the Series C Director will be entitled to benefits on the same terms as those received by other outside directors. In addition, the Series C Director (whether or not an affiliate or employee of CSFBEP or its affiliates) will be reimbursed for all reasonable and customary expenses associated with attending the meetings of the Board of Directors. Notwithstanding the foregoing, the Company agrees to review and, if necessary, seek to modify such compensatory and other benefits, including adequate coverage under director and officer insurance policies, to ensure that they reflect current market terms.

8.             Miscellaneous.

8.1           Waivers and Amendments. With the written consent of the Company and the record holders of more than seventy percent (70%) of the Registrable Securities, including at least three Investors that are not affiliated with each other, any term of this Agreement may be amended and the obligations of the Company and the rights of the other parties to this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of the Registrable Securities, the holders of which are required to consent to any waiver or supplemental agreement without the consent of the record holders of all of the Registrable Securities; provided further that the written consent of the holders of a majority of any Series whose rights are disproportionately, adversely affected must be obtained for such amendment to be effective; and provided further, that the consent of CSFBEP shall be required to affect any of its rights granted pursuant to Section 6 or Section 7 hereof. Upon the effectuation of each such waiver, consent, agreement, amendment or modification the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

8.2           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to its principles of conflicts of law or choice of law.

8.3           Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.4           Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

8.5           Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party’s obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

8.6           Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, by confirmed fax, or otherwise delivered by hand or by messenger, addressed (a) if to an Investor, at such Investor’s address set forth in Exhibit A attached hereto or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to any other holder of any Conversion Stock, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Conversion Stock who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to such address as the Company shall have furnished to the Investors.  Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

8.7           Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.8           Counterparts.  This Agreement may be executed in any number of counterparts and signatures and may be delivered by facsimile, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

8.9           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

(Signature Pages Follow)

IN WITNESS WHEREOF, this Eighth Amended and Restated Investors Rights Agreement has been executed as of the date first above written.

COMPANY:

SUNESIS PHARMACEUTICALS
INCORPORATED

By:
Daniel N. Swisher, Jr.
Chief Executive Officer

Signature Page to Investor Rights Agreement

INVESTORS:

Biogen Idec MA, a Massachusetts corporation

By:
Name:
Title:

INVESTORS:

Abingworth Bioventures II SICAV

By:
Name:
Title:

INVESTORS:

Credit Suisse First Boston Equity Partners, L.P.

By:
Name:
Title:

Credit Suisse First Boston Equity Partners
(Bermuda), L.P.

By:
Name:
Title:

Credit Suisse First Boston U.S. Executive
Advisors, L.P.

By:
Name:
Title:

Credit Suisse First Boston Finders &
Screeners, L.P.

By:
Name:
Title:

EMA Partners Fund 2000, L.P.

By:
Name:
Title:

INVESTORS:

Mayfield Associates Fund III

By:	Mayfield VIII Management, L.L.C., its General Partner

By:
Name:
Title:

Mayfield IX

By:	Mayfield IX Management, L.L.C., its General Partner

By:
Name:
Title:

INVESTORS:

Venrock Associates

By:
Name: Anthony B. Evnin
Title: General Partner

Venrock Associates II, L.P.

By:
Name: Anthony B. Evnin
Title: General Partner

Venrock Entrepreneurs Fund, L.P.

By:	Venrock Management LLC its General Partner

By:
Name: Anthony B. Evnin
Title: Member

INVESTORS:

Warburg, Pincus Equity Partners, L.P.

By:	Warburg, Pincus & Co., its General Partner

By:
Name:	Jonathan Leff
Title:	Partner

Warburg, Pincus Netherlands Equity Partners I, C.V.

By:	Warburg, Pincus & Co., its General Partner

By:
Name:	Jonathan Leff
Title:	Partner

Warburg, Pincus Netherlands Equity Partners II, C.V.

By:	Warburg, Pincus & Co., its General Partner

By:
Name:	Jonathan Leff
Title:	Partner

Warburg, Pincus Netherlands Equity Partners III, C.V.

By:	Warburg, Pincus & Co., its General Partner

By:
Name:	Jonathan Leff
Title:	Partner

Exhibit A

Schedule of Investors

A-1